                As filed with the SEC on May 14, 2001
                   SEC Registration  No. _________*

                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         NET-BASED MEDIA, INC.
            ----------------------------------------------
            (Name of small business issuer in its charter)

   Delaware                      7389                     23-3073767
 --------------      ----------------------------      ----------------
 (State or other     (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of      Classification Code Number)       Identification
 incorporation                                           Code Number)
 or organization)

                    1422 Chestnut St., Suite #410
                   Philadelphia, Pennsylvania 19102
                        (215) 569-9176 Ext. 10
 -------------------------------------------------------------------------
 (Address and telephone number of registrant's principal executive offices and principal place of business)

                      Michael C. Tay, President
                    1422 Chestnut St., Suite #410
                   Philadelphia, Pennsylvania 19102
                  Telephone: (215) 569-9176 Ext. 10
                      Telecopier: (215) 569-4710
                    E-mail: info@netbasedmedia.com
      ----------------------------------------------------------
      (Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                   CALCULATION OF REGISTRATION FEE
===============================================================================================================
                           |       Amount       |   Proposed Maximum   |  Proposed Maximum  |
Title of                   |       to be        |    Offering Price    |     Aggregate      |    Amount of
 Shares to be Registered   |     Registered     |     Per Share(1)     |   Offering Price   | Registration Fee
---------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par   |                    |                      |                    |
  value..................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
---------------------------------------------------------------------------------------------------------------
 Total...................  |  2,000,000 shares  |        $0.05         |      $100,000      |      $25.00
===============================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

               SUBJECT TO COMPLETED DATED MAY 14, 2001

PROSPECTUS

                        NET-BASED MEDIA, INC.

                 2,000,000 shares of our common stock
         The purchase price for our shares is $0.05 per share
         Total cash proceeds if all shares are sold: $100,000

      This is our initial public offering so there is no public market for our shares.

      We will offer the shares ourselves and do not plan to use underwriters or pay any commissions. No one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

      Since incorporation we have not generated any revenues and have an accumulated deficit of $2,100. As of the date of this prospectus, we have $0 in cash. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors.

      This is a risky investment. We have described these risks under the caption "risk factors" beginning on page ___*.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                    ------------------------------

       The chart below shows the basic terms of the offering:

=====================================================================
                   |   Price     |  Underwriting    |   Proceeds
                   |   to        |  Discounts and   |   To
                   |   Public    |  Commissions(2)  |   Company(1)
---------------------------------------------------------------------
Per Share ........ |   $   0.05  |       $0         |   $   0.05
---------------------------------------------------------------------
Total ............ |   $100,000  |       $0         |   $100,000
=====================================================================

(1) Before deducting expenses payable by us, estimated at approximately $15,500. This offering is self-underwritten, so we are not obligated to pay commissions or fees on the sales of any of our shares. This offering is for up to 2,000,000 common shares. There is no minimum contingency, and the proceeds may be used in our discretion.

(2) The shares of common stock are being offered by Michael C. Tay, our sole officer and director.

                        NET-BASED MEDIA, INC.

             The date of this prospectus is May 14, 2001.

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                          TABLE OF CONTENTS
                          -----------------

                                                           PAGE
                                                           ----

Prospectus Summary..................................
Risk Factors........................................
  We are a development stage company with no
    operating history...............................
  Our operating results are volatile and
    difficult to predict............................
  Our operating results depend on our
    internally developed primary web site. If
    this site does not perform satisfactorily,
    we could lose customers and net sales
    could be reduced................................
  Our net sales could decrease if our
    suppliers' online security measures fail........
  If we experience problems with our
    third-party shipping services, we could
    lose our customers..............................
  Unless we are able to sell all of the
    shares offered, we may not be able to
    continue as a going concern.....................
  Since this is a direct public offering and
    there is no underwriter, we may not be
    able to sell any shares ourselves...............
  Terms of offering-no minimum contingency.
  Immediate and substantial dilution................
  Our sole officer and director, Michael C.
    Tay, has significant control over
    stockholder matters, which will restrict
    the ability of minority stockholders to
    influence our activities........................
  Significant amounts of restricted stock may
    be sold by our sole officer and director,
    Michael C. Tay..................................
  Related party transactions and possible
    conflicts of interest...........................
  We may not be able to compete successfully
    against current and future competitors..........
Use of Proceeds.....................................
Determination of Offering Price.....................
Dilution............................................
Plan of Distribution................................
Special Note Regarding Forward-Looking
  Statements........................................
Directors, Executive Officers, Promoters
  and Control Persons...............................
Security Ownership of Certain Beneficial
  Owners and Management.............................
Description of Securities...........................
Shares Eligible for Future Sale.....................
Related Party Transactions..........................

                                                           PAGE
                                                           ----

Disclosure of Commission Position on
  Indemnification for Securities Act
  Liabilities.......................................
Business............................................
Management Discussion and Analysis or
  Plan of Operation.................................
Legal Proceedings...................................
Legal Matters.......................................
Experts.............................................
Available Information...............................
Index to Financial Statements.......................
Subscription Agreement..............................

                    ------------------------------

                          PROSPECTUS SUMMARY

      This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "risk factors".

The Company

      Net-Based Media, Inc. was incorporated in the State of Delaware in January 29, 2001. We are a start-up enterprise in the development stage and has had no revenues to date and is in the process of establishing an Internet-based shopping mall. Through this Internet shopping mall, we currently have six different retail web sites which sells toys, electronics, health and beauty, sporting goods, gifts, books, music and videos. Our intent is to provide value to both our users and vendors by providing a wide range of goods and services from a single location. We believe that our vendors may see an increase in traffic from customers arriving from our Internet shopping mall for the purpose of browsing for an unrelated product or service. In developing our Internet shopping mall, we intend to capitalize on the extraordinary growth in consumer shopping online that is currently taking place and is projected to continue over the next several years.

      Our mailing address is at 1422 Chestnut Street, Suite #410, Philadelphia, PA 19102. The telephone number of our principal executive office is (215) 569-9176 Ext. 10. Our primary web site, the Internet shopping mall, can be located at www.netbasedmedia.com. The information on our web site is not part of this prospectus.

Additional Consideration:

      Since inception, we have incurred substantial losses, resulting in an accumulated deficit of $2,100. As of the date of this prospectus, we have $0 in cash. In the next 12 months, we need to raise at least $40,500 from this offering to continue operations. There can be no assurance that we will be successful in raising this amount, and, thus, be able to satisfy our cash requirements, which primarily consist of legal and accounting fees at the present time. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.


                             THE OFFERING
Common Stock Offered
  For Sale...................................  Up to 2,000,000 shares

Price to the Public..........................  $0.05 per share in cash

Use of Proceeds Primarily for................  Working capital

Number of Shares Outstanding
  Prior to the Offering......................  2,100,000

Number of Shares Outstanding
  After the Offering.........................  4,100,000

Plan of Distribution.........................  This is a direct public offering, with no commitment by anyone to purchase any shares.
                                               Our shares will be offered and sold by our
                                               sole executive officer and director, Michael
                                               C. Tay.

Terms of the Offering........................  This is a no minimum offering. Accordingly, as shares are sold, we will use the money
                                               raised for our activities. The offering
                                               will remain open until 180 days from the
                                               date of this prospectus, which may be
                                               extended for an additional 180 days at the
                                               discretion of the board of directors. We
                                               cannot be certain that we will be able to
                                               sell sufficient shares to fund our
                                               operations adequately.


                             RISK FACTORS

      You should carefully consider the risks described below before making an investment decision.

We are a development stage company with no operating history.

      We were incorporated in January 29, 2001, and are, therefore, in our development stage with no operating history. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition. Since inception, we have incurred losses of approximately $2,100 through April 30, 2001.

Our operating results are volatile and difficult to predict.

      The following are material factors that may harm our business or cause our operating results to fluctuate:

       * our inability to obtain new customers at reasonable cost, retain existing customers or encourage repeat purchases;

       *  seasonality;

       * our inability to adequately maintain, upgrade and develop our primary web site, the Internet shopping mall;

       * the ability of our competitors to offer new or enhanced web sites, services or products;

       * our inability to obtain product lines from our suppliers;

       * the availability and pricing of merchandise from vendors; and

       *  increases in the cost of online or offline advertising.

      Any change in one or more of these factors could reduce our gross margins in future periods. Due to our limited operating history, it is difficult to predict the seasonal pattern of our sales and the impact of seasonality on our business and financial results. In the future, our seasonal sales patterns may become more pronounced, and may cause a shortfall in net sales as compared to expenses in a given period.

Our operating results depend on our internally developed primary web site. If this site does not perform satisfactorily, we could lose customers and net sales could be reduced

      The satisfactory performance, reliability and availability of our primary web site, the Internet shopping mall, is critical to our operating results, as well as to our ability to attract and retain customers and maintain adequate customer service levels. Any system interruptions that result in the unavailability of this web site or reduced performance of our suppliers transaction systems would reduce the volume of sales and the attractiveness of our service offerings. This would seriously harm our business, operating results and financial condition.

Our net sales could decrease if our suppliers' online security measures fail.

      Our relationships with our customers may be adversely affected if the security measures that our suppliers use to protect their personal information, such as credit card numbers, are ineffective. If, as a result, we lose many customers, our net sales could decrease.

If we experience problems with our third-party shipping services, we could lose customers.

      We rely on our suppliers for shipping services who in turn rely upon third-party carriers, primarily Federal Express and UPS, for product shipments. We are therefore subject to the risks, including employee strikes and inclement weather, associated with these carriers' ability to provide delivery services to meet our customer's shipping needs. In addition, failure to deliver products to our customers in a timely manner would damage our reputation and brand.

Unless we are able to sell all of the shares offered, we may not be able to continue as a going concern.

      Our independent certified public accountant has pointed out that we have an accumulated deficit and negative working capital so our ability to continue as a going concern is dependent upon obtaining additional financing for our planned operations. If we do not raise additional capital then you may lose your entire investment.

Since this is a direct public offering and there is no underwriter, we may not be able to sell any shares ourselves.

      We have not retained an underwriter to sell these securities. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock. Our sole officer and director, Michael C. Tay will be selling shares himself and has no prior experience in selling securities. If we fail to sell all the stock we are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all or substantially all of your investment.

Terms of offering-no minimum contingency.

      There is no minimum contingency or escrow of any funds received by us in this offering, and any funds received may be utilized by us for any corporate purpose as the funds are received. There will be no escrow of any of the proceeds of this offering.

Immediate and substantial dilution.

      The public offering price is substantially higher than the net tangible book value per share of the currently outstanding common stock. Immediately after this offering the book value of your shares will be approximately $0.02 per share. This represents an immediate and substantial dilution of $0.03, or 60%, from the purchase price you will pay in the offering assuming all the shares are sold. See "dilution."

Our sole officer and director, Michael C. Tay, has significant control over stockholder matters, which will restrict the ability of minority stockholders to influence our activities.

      Our sole officer and director, Michael C. Tay, controls the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. After the closing of this offering, Michael C. Tay will beneficially own, in the aggregate, approximately 51% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Net-Based Media that might be beneficial to other stockholders. In addition, if a takeover is delayed, deterred or prevented, shareholders may be prevented from receiving a premium price for their shares.

Significant amounts of restricted stock may be sold by our sole officer and director, Michael C. Tay.

      After the closing of this offering, our sole officer and director, Michael C. Tay, will beneficially own approximately 51% of our outstanding common stock. Any sales of these shares in the public markets could adversely affect the market price of the stock.

Related party transactions and possible conflicts of interest.

      We have engaged in transactions with certain of our officer, director and affiliate. The terms of such transactions were determined without arms' length negotiations and could create, or appear to create, potential conflicts of interest which may not necessarily be resolved in our favor. See "related party transactions."

We may not be able to compete successfully against current and future competitors.

      We expect competition in online sales through Internet shopping malls to intensify in the future. Increased competition is likely to result in price pressure, reduced gross margins and loss of market share, any of which could seriously harm our net sales and operating results. In addition, the retail industry is intensely competitive. We currently or potentially compete with a variety of other companies, including:

       *       traditional retailers of our products;

       *       brand owners of the products we sell;

       *       other online retailers of our products; and

       *       catalog retailers.

      Many of our competitors have advantages over us including longer operating histories, greater brand recognition and significantly greater financial, sales and marketing and other resources. In addition, traditional store-based retailers offer customers benefits that are not obtainable over the Internet, such as enabling customers to physically inspect a product before purchase and not incurring costs associated with maintaining a web site.


                           USE OF PROCEEDS

      The net proceeds to us from the sale of the 2,000,000 shares offered hereby at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,500 for legal, accounting, printing and other costs in connection with the offering.

      The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. Pending use, we will invest the net proceeds in investment-grade, short-term, interest bearing securities.


Percent of total shares offered              25%         50%         75%         100%
                                             ($)         ($)         ($)         ($)
                                          ---------   ---------   ---------   ---------
Shares sold                                500,000    1,000,000   1,500,000   2,000,000
Gross proceeds from offering                25,000       50,000      75,000     100,000
Less: offering expenses                     15,500       15,500      15,500      15,500
Net proceeds from offering                   9,500       34,500      59,500      84,500
Use of net proceeds
  Web site improvement                       2,000        6,500      10,500      12,500
  Web site promotion                         3,500       10,000      17,000      30,500
  Management salaries                            0        6,000      12,000      14,000
  Employee salaries                          3,000        7,000      10,000      15,000
  Working capital                            1,000        5,000      10,000      12,500
                                          ---------   ---------   ---------   ---------
Total use of proceeds                        9,500       34,500      59,500      84,500
                                          =========   =========   =========   =========


      It is possible that no proceeds may be raised from this offering. It is also possible that some, but not all, of the 2,000,000 shares offered will be sold. If fewer than all of the shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us.

      Possible working capital uses include advertising and other ongoing selling, general and administrative expenses, to be determined by our executive officer based upon his assessment of our needs.

      Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is received, funds will be applied according to the priorities outlined above. For example, if $7,500 is received, $2,000 will be used to pay for web site improvement, $3,500 will be used to promote our web site and the remaining $2,000 will be spent on employee salaries. If less than $3,000 is received, the entire amount will be applied toward web site improvement.


                   DETERMINATION OF OFFERING PRICE

      There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.


                               DILUTION

      You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

      Dilution is the difference between the public offering price of $0.05 per share for the common stock offered herein, and the net tangible book value per share of the common stock immediately after its purchase. Our net tangible book value per share is calculated by subtracting our total liabilities from our total assets less any intangible assets, and then dividing by the number of shares then outstanding.

      Our net tangible book value prior to the offering, based on the April 30, 2001 financial statements, was $0 or $0 per common share. Prior to selling any shares in this offering, we had 2,100,000 shares of common stock outstanding. We are now offering up to 2,000,000 shares at $0.05 per share. If all shares* offered herein are sold, we will have 4,100,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering on all shares sold and payment and issuance of the additional shares of common stock in the offering, but does not take into consideration any other changes in our net tangible book value, will be $84,500 or approximately $0.02 per share. This would result in dilution to investors in this offering of $0.03 per share, or 60% from the public offering price of $0.05 per share. Net tangible book value per share would increase to the benefit of our present stockholders from $0 prior to the offering to $0.02 after the offering, or an increase of $0.02 per share attributable to purchase of the shares by investors in this offering.

Dilution Table

      The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:


                                           500,000     1,000,000    1,500,000    2,000,000
                                         shares sold  shares sold  shares sold  shares sold
                                         -----------  -----------  -----------  -----------
Public offering price/share                 $0.05        $0.05        $0.05        $0.05
NTBV/share prior to offering                $0.00        $0.00        $0.00        $0.00
Increase attributable to new investors      $0.00        $0.01        $0.02        $0.02
Post offering pro forma NTBV/share          $0.00        $0.01        $0.02        $0.02
Dilution to new investors                   $0.05        $0.04        $0.03        $0.03
Percentage dilution                         100%         80%          60%          60%


-----
* It is possible we may not sell any of the shares, in which case our proceeds will be $0.


                         PLAN OF DISTRIBUTION

General

      The following discussion addresses the material terms of the plan of distribution.

      We are offering up to 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly on a best efforts, no minimum basis and no compensation is to be paid to any person for the offer and sale of the shares. Since this offering is conducted as a direct public offering, there is no assurance that any of the shares will be sold.

      The offering will remain open until 180 days from the date of this prospectus, which may be extended for an additional 180 days at the discretion of the board of directors, unless the maximum proceeds are received earlier or we decide to stop selling our shares. Our sole officer and director, Michael C. Tay, existing stockholders and affiliates may purchase shares in this offering. There is no limit to the number of shares they may purchase.

No Public Market for Common Stock

      There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the National Association of Securities Dealers (the "NASD"), upon the effectiveness of the registration statement of which this prospectus forms a part.

      There are several requirements for listing our shares on the NASD Bulletin Board, including:

      * we must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

      *  we must remain current in our filings;

      * we must find a member of the NASD to file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

      We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

No Broker is Being Utilized in this Offering.

      As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The Offering Shall be Conducted by our President.

      Although our president is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

      * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

      * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

      * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

      He will restrict his participation to the following activities:

      A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

      B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

      C. Performing ministerial and clerical work involved in effecting any transaction.

No Escrow of Proceeds.

      There will be no escrow of any of the proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription and funds have cleared. These funds shall be non-refundable to subscribers except as may be required by applicable law.

Penny Stock Reform Act of 1990.

      The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.


          SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under the "Prospectus Summary," "Risk Factors," "Management Discussion and Analysis or Plan of Operation," "Business" and elsewhere in this prospectus constitute forward-looking statements. The "safe harbor" for forward-looking statements does not apply to this offering since it is an initial public offering of our securities. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intend",
"expects," "plan," "anticipates," "believes," "estimates,"
"predicts," "potential," or "continue" or the negative of such terms or other comparable terminology.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.


     DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

      The following table and subsequent discussion contains information concerning our directors and executive officers, their ages, term served and all of our officers and their positions, who will serve in the same capacity with us upon completion of the offering.


Name              Age         Term Served           Title
-----------       ---         ---------------       -------------------------------
Michael C. Tay    65          Since inception       President, Secretary, Treasurer
                                                    and Director


      There are no other persons nominated or chosen to become directors or executive officers nor do we have any employees other than above.

      Michael C. Tay has devoted full time since 1995 in managing his own investments in securities and real estate, including commercial, and residential real estate investments in undeveloped land as well as income producing properties, mutual funds and other securities investments, both debt and equity, in companies listed on exchanges such as AMEX or traded over-the-counter and listed on NASDAQ and the OTC Bulletin Board. Prior to 1995, Mr. Tay was a licensed real estate agent for Century 21 in Staten Island, New York. Mr. Tay will devote approximately 20 hours per week, equal to one quarter of his business time, on the business of Net-Based Media.

      Our directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board of directors and serve at the discretion of the board.

Executive Compensation

      We have made no provisions for cash compensation to our officers and directors. Our management received 2,100,000 shares or restricted stock as a retainer for future services and in exchange for the development of our business plan. These 2,100,000 shares have been accepted as full compensation for management's services for the first year of operation. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any of our executive officers during the last fiscal year.

      We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve up to ten percent of our outstanding shares of common stock for that purpose.

Employment Agreements

      We have not entered into any employment agreements with any of our employees, and employment arrangements are all subject to the discretion of our board of directors.


    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of our common stock with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

                                                                      Percent       Percent
                             Title         Amount and Nature of       Before        After
Name and Address            of Class       Beneficial Ownership       Offering(1)   Offering(2)
------------------------    --------       --------------------       -----------   -----------
Michael C. Tay               Common         2,100,000 shares,            100%          51%
1422 Chestnut St.                           direct ownership
Suite #410
Philadelphia, PA 19102

All officer & director       Common         2,100,000 shares,            100%          51%
as a group (1 person)                       direct ownership


-------------
(1)  Based on current outstanding common shares of 2,100,000.
(2) Assuming all 2,000,000 shares of common stock offered hereby are sold.


                      DESCRIPTION OF SECURITIES

      The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation and Bylaws. The shares registered pursuant to the registration statement of which this prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

Common Stock

      We are presently authorized to issue 100,000,000 shares of $.001 par value common stock. The holders of our common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities nor are any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

      We have reserved from our authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable. During the pendency of the offering, subscribers will have no rights as stockholders until the offering has been completed and the shares have been issued to them.

Preferred Stock

      We are also presently authorized to issue 20,000,000 shares of $.001 par value preferred stock. Under our Certificate of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Delaware Secretary of State, or copies thereof may be obtained from us.

Options and Warrants

      We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our board of directors may later determine to authorize options and warrants for our company.

Dividend Policy

      We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. Our present intention is to utilize all available funds for the development of our business. There is no assurance that we will ever have excess funds available for the payment of dividends. The only legal restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by State laws. Under Delaware corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of its liabilities plus the amount needed to satisfy any outstanding liquidation preferences.

Transfer Agent

      We intend to use Holladay Stock Transfer, Inc., Scottsdale,
Arizona as our transfer agent and registrar for the common stock upon completion of the offering.

Shares Eligible for Future Sale

      Upon completion of this offering, we will have 4,100,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 2,000,000 shares to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

      The remaining 2,100,000 of common stock held by existing stockholder were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares will become eligible for sale a year from their date of initial issuance, subject to the limitations of either Rule 144 or Rule 701. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the fair market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

      In general, under Rule 144, a person who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2) the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, our affiliates must comply with the restrictions and requirements of

Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock which are not restricted securities.

      Under Rule 144(k), a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with the foregoing requirements. In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. Rule 701 provides that currently outstanding shares of common stock acquired under our employee compensation plans, and shares of common stock acquired upon exercise of presently outstanding options granted under these plans, may be resold beginning 90 days after the date of this prospectus:

      * by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and

      * by affiliates under Rule 144 without compliance with its one-year minimum holding period, subject to some limitations.

      There is presently no agreement by any holder, including our "affiliates", of "restricted" shares not to sell their shares.

Penny Stock Regulation

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following this offering will likely be subject to such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.

                      RELATED PARTY TRANSACTIONS

      Since inception, the following transactions were entered into with our sole officer and director.

      Our sole officer and director, Michael C. Tay, acquired his shares with the intent to hold the shares for investment purposes, and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws. That means that they may not sell such securities unless they are either registered with the SEC and comparable agencies in the states or other jurisdictions where the purchasers reside, or are exempted from registration. The most widely used exemption from registration requirements is provided by SEC Rule 144, which requires a one year holding period prior to resale, and limits the quantities of securities that can be sold during any 90 day periods.

      The certificate has been issued with a restrictive legend required with respect to issuance of securities pursuant to exemptions from registration requirements under the Securities Act and the recipient acknowledged his understanding that the shares are restricted from resale unless they were either registered under the Securities Act and comparable state laws, or the transaction was effected in compliance with available exemptions from such registration requirements.

      In connection with our organization, on January 29, 2001, Michael C. Tay, our president, was issued 2,100,000 shares of our restricted common stock in exchange for services, the business plan of Net-Based Media, and Net-Based Media's web site and domain name.

      It is contemplated that we may enter into certain transactions with our sole officer and director, Michael C. Tay, or affiliates which may involve conflicts of interest in that they will not be arms' length transactions. These transactions include the following:

      We presently have no office facilities but for the time being we will use as our business address the office of William Y. Tay, the son of our president, Michael C. Tay, on a rent free basis, until such time as our business operations may require more extensive facilities and we have the financial ability to rent commercial office space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to us on such a basis for any specific length of time.

      We have no formal written employment agreement or other contracts with our sole officer, Michael C. Tay, and there is no assurance that the services to be provided by him, and facilities to be provided by Michael C. Tay, will be available for any specific length of time in the future. Michael C. Tay anticipates initially devoting up to approximately 20% of his time to our affairs. If and when our business operations increase and a more extensive time commitment is needed, Michael C. Tay is prepared to devote more time to our affairs, in the event that becomes necessary. The amounts of compensation and other terms of any full time employment arrangements would be determined if and when such arrangements become necessary.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                           ACT LIABILITIES

      Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

      Following the close of this offering, we will be subject to the State of Delaware's business combination statute. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with a person who is an interested stockholder for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed business combination, did own 15% or more of our voting stock. The statute could prohibit or delay mergers or other takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

      As permitted by Delaware law, we intend to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to exceptions. In addition, our bylaws provide that we are required to indemnify our officers and directors, employees and agents under circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we would be required to advance expenses to our officers and directors as incurred in proceedings against them for which they may be indemnified. The bylaws provide that we, among other things, will indemnify officers and directors, employees and agents against liabilities that may arise by reason of their status or service as directors, officers, or employees, other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

      We have agreed to the fullest extent permitted by applicable law, to indemnify all our officers and directors.

      We undertake the following:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                               BUSINESS

The Company

      Net-Based Media, Inc. was incorporated in the State of Delaware in January 29, 2001. We are a start-up enterprise in the development stage and has had no revenues to date and is in the process of establishing an Internet-based shopping mall. Through this Internet shopping mall, we currently have six different retail web sites which sells toys, electronics, health and beauty, sporting goods, gifts, books, music and videos. Our intent is to provide value to both our users and vendors by providing a wide range of goods and services from a single location. We believe that our vendors may see an increase in traffic from customers arriving from our Internet shopping mall for the purpose of browsing for an unrelated product or service. In developing our Internet shopping mall, we intend to capitalize on the extraordinary growth in consumer shopping online that is currently taking place and is projected to continue over the next several years.

      Our mailing address is at 1422 Chestnut Street, Suite #410, Philadelphia, PA 19102. The telephone number of our principal executive office is (215) 569-9176 Ext. 10. Our primary web site, the Internet shopping mall, can be located at www.netbasedmedia.com. The information on our web site is not part of this prospectus.

Industry Background

      The Internet is a worldwide series of interconnected electronic and/or computer networks. Individuals and companies recently have recognized that the technological capabilities of the Internet provide a medium not only for the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services. The Internet is accessible principally through personal computers, "Web-TV" and hand-held wireless products designed to provide access to the Internet through alternative devices. We believe that these alternative devices will serve to increase the number of individuals who shop online.

      The Internet began in the late 1960's as an experiment in the design of robust computer networks. Basically, the Internet is a collection of computer networks - a network of networks - that allows anyone to connect with their computer to the Internet and immediately communicate with other computers and users across the world. Its use for decades was primarily limited to defense contractors and academic institutions. With the advent of high-speed modems for digital communication over common telephone lines, some individuals and organizations began connecting to and taking advantage of the Internet's advanced global communications ability.

      Because the Internet has experienced rapid growth, it has developed into a significant tool for global communications, commerce and media, enabling millions of people to share information and transact business electronically. Advances in online security and payment mechanisms have also prompted more businesses and consumers to engage in electronic commerce.

Electronic Commerce

      Electronic commerce (e-commerce) is the use of the Internet by trading partners to communicate and share information to pursue business objectives. The concept of e-commerce is divided into three categories: information access, virtual enterprises, and shopping services. Information access is using the Internet to search for and retrieve information. Virtual enterprises use the Internet to overcome geographic and core expertise separations to engage in business activities. The third category, shopping services, in which we are involved in, is the use of electronic networks for seeking and purchasing goods and services.

Internet Security

      One of the largest barriers to a potential customer's willingness to conduct commerce over the Internet is the perceived ability of unauthorized persons to access and use personal information about the user, such as credit card account numbers, social security numbers and bank account information. Concerns about the security of the Internet include the authenticity, verification and certification of who users are, and privacy protection for access to private information transmitted over the Internet. We believe recent advances in this area greatly have reduced the possibility of such unauthorized access or use, which in turn may increase acceptance by consumers of e-commerce.

      Our current e-commerce services use secure sockets layer, or SSL, protocol. SSL supports a fully digital encrypted session (up to 128-bit, depending on the browser) between the web browser and the web server. This security method provides a high level of encryption protection for our users' credit card numbers, bank account numbers, and other personal information.

Agreement with Vstore, Inc.

      We have a contractual agreement with Vstore, Inc. to provide product fulfillment, customer service, e-commerce and other technology services for the operation of our retail web sites and to provide access to the products we will offer at our Internet shopping mall.

      There are over 640,349 products for which Vstore has selling arrangements and from which consumers visiting our Internet shopping mall may select from. We currently can select only from the products that Vstore offers. When customers order products from the web sites of our Internet shopping mall under our current arrangement they are in essence ordering directly from Vstore through an electronic link. Vstore processes the credit card information for verification and payment, and then forwards the order to one of the product suppliers pursuant to its fulfillment arrangements. Vstore has fulfillment arrangements with either manufacturers, wholesalers or other intermediaries who will receive the orders and ship it to our customers. Vstore will also handle overseeing orders, cancellations and returns and tracking product sales. Vstore will provide customer service. We will receive various sales activity reports from Vstore. We will be paid a percentage of the purchase price for all completed sales as a referral fee. Payments will be made quarterly, in arrears from Vstore.

      Vstore also hosts the retail web sites at our Internet shopping mall at their servers. Therefore, we are solely dependant on Vstore maintaining the necessary equipment and contractual arrangements that will permit persons to locate and use our web site. We believe that outsourcing a majority portion of our technology infrastructure in this manner will permit us to be able to reduce up-front costs associated with constructing and expanding a complex e-commerce and product information system.

Products

      Through our primary web site, www.netbasedmedia.com, the Internet shopping mall, we offer the Internet consumer six different retail web sites selling the following items:

          * toys, games and hobbies
          * computers, software and other electronics
          * health, beauty and wellness
          * sporting goods
          * gifts and jewelry
          * books, music and videos

      All of our products will be purchased online and will be supplied either by the manufacturer or by other companies on a drop shipment basis exclusively through our arrangement with Vstore. We do not carry any inventory and do not intend to do so in the future.

Sales and Marketing

      We intend to attract visitors to our web site in order to increase our advertising revenue and sales of products offered by us and our merchants through a combination of advertising and promotion efforts, online and offline. Although we currently do not have the cash resources to engage in large scale or high profile traditional advertising campaigns, we intend to raise additional funds, either through debt or equity capital or both, in the future in order to increase our advertising by conducting direct mail campaigns targeted to computer households, placing advertisements in newspapers, and eventually through radio and television campaigns.

      To help achieve our immediate revenue goals, we plan to initiate an aggressive online marketing campaign during the next six months. The objective is to build awareness for our products and services in the online community and to continually acquire new visitors to our Internet shopping mall. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Our online campaign will target sites that generate high traffic from Internet users who fit our visitor profile. In order to create this market presence and increase customer awareness, we intend to promote our web sites on the most effective search engines, directories and promotional sites the Internet offers. However, we have not yet fully developed our Internet shopping mall and its various web sites, and there can be no assurance that we will implement these programs. The programs to establish visibility and increase traffic to our web sites include directory submissions to make sure that we are listed in the top five listings on the major search engines such as Yahoo, America Online, Excite, Infoseek, HotBot, AltaVista, and Lycos, when a potential visitor types in key words related to a particular product or service. Of course, there can be no assurance that we can obtain such a status, but we will continually update our submissions to search engines to keep them current and will update our web sites on a weekly basis. We will review our web sites data to optimize our listing. Once the web sites data has been perfected, our web sites will be submitted to the top 75 search engines and promotional web sites. While listing a web site with the search engines and promotional web sites is a high priority for the foundation of our Internet shopping mall, targeted links with web sites of similar interest is another powerful method of obtaining visitors that are interested in our web sites.

      We will search for web sites of similar interest where it is likely to find our target audience to place targeted links.
Hopefully, these links will increase targeted traffic to our web sites.

      We intend to design a professional banner and place it with various web sites on a "reciprocal" basis, at no charge to us. We also plan to purchase online ad banners on highly trafficked web sites that appeal to our target audience. We will work with a nationally recognized media buying firm to research the web sites that are regularly visited by prospective customers in order to design and to execute an online advertising campaign on a cost-per-lead or similar direct response basis.

      Online communities such as Mailing Lists, Newsgroups, and Online Service Forums tend to be very successful in driving traffic to web sites as Internet surfers use these communities to get advice from their peers. We will work with a firm to send electronic message postings about our offerings in the various online communities that are visited by our target audience. Companies specializing in Community Discussion Sending include Word of Net Promotions, Webpromote and Agency.

      Targeted e-mail announcements with information about our products and services will be sent to individuals who have expressed an interest in receiving information within targeted categories. These individuals have voluntarily signed up to receive these e-mail messages about specific topics and are more likely to read them. Response rates are expected to average between 5% to 10%. These efforts will results in our web sites visits by these individuals because they have an interest in our products and services and can click-through Hyperlinks created in our e-mail announcement. Each e-mail message will contain a header that specifies that the e-mail was sent to the recipient because they had subscribed to a particular service.

      We expect to maintain a clean corporate image by practicing "etiquette" when sending e-mail messages. In order to differentiate between e-mail messages that are voluntarily requested and true "spamming" from unwelcome sources, we plan to only send targeted e-mail to those individuals who have voluntarily requested to receive such announcements, and always give the participants the option to remove themselves from the e-mail lists obtained from a third party source or compiled internally through our web sites.

      We intend to announce our products and services on the web in press releases. We believe that favorable articles or editorial pieces about our Internet shopping mall can generate tremendous visibility and opportunity to sell our products and services. We will e-mail our press releases to targeted publications selected from a database of over 30,000 media resources. Press releases can be distributed within 72 hours.

Competition

      The e-commerce market is new, rapidly evolving and intensely competitive. These days there are very few barriers to entry for anyone who wishes to establish a web site to sell their products or services. In fact, the existence of Vstore and similar companies, encourages direct competition and costs very little to establish. In the online retailing field there are many competitors, most of whom have greater financial and personnel resources than we have. Many of these competitors are well established and well recognized brick and mortar retailers, most of which have web site presences that offer products that will be competitive to us. In addition, there are numerous manufacturers and suppliers that have web sites of their own and with which we will compete.

Regulation of the Internet

      In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not deal with the unique issues of the Internet or e-commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet.

      Due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and e-commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in our sales.

      A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet- related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on e-commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect our opportunity to derive financial benefit from such activities.

Employees

      As of the date of this prospectus, we have one part time employee, our president, secretary and treasurer, Michael C. Tay, who will devote approximately 20 hours per week, equal to one quarter of his total business time, on our business. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations. Competition for qualified personnel in the industry in which we compete is intense. We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties

      We have our corporate headquarters in Philadelphia, Pennsylvania. Substantially all of our operating activities are conducted from approximately 300 square feet of office space provided by William Y. Tay, the son of our president, Michael C. Tay, at no charge. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Material Agreements

      To date, we have not entered into any material arrangements with other than our contractual agreement with Vstore.

       MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

      The following discussion should be read in conjunction with Net-Based Media's audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.

History and Organization

      Net-Based Media, Inc. was organized on January 29, 2001 and has just recently commenced operations. Through our Internet shopping mall, we currently have six different retail web sites which sells toys, electronics, health and beauty, sporting goods, gifts, books, music and videos. Our intent is to provide value to both the user and to our vendors by providing a wide range of goods and services from a single location. We believe that our vendors may see an increase in traffic from customers arriving from our Internet shopping mall for the purpose of browsing for an unrelated product or service. In the development of our Internet shopping mall, we plan to capitalize on the extraordinary growth in consumer shopping online that is currently taking place and is projected to continue over the next several years.

      In connection with organizing Net-Based Media, on January 29, 2001, Michael C. Tay was issued 2,100,000 shares of restricted common stock in exchange for services, his first years' salary, the business plan of Net-Based Media, and Net-Based Media's web site and domain name, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. The amount of shares issued in exchange for organizational costs, business plan, the website domain name and the first years' salary was valued at $2,100.

      Our common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that our common stock will ever develop a market.

Plan of Operations - In General

      Our plan of operations is to be the number one destination web site for the sale of toys, electronics, health and beauty, sporting goods, gifts, books, music and videos. To do this, we will seek to establish an aggressive marketing plan both on the Internet and conventionally.

      During the next twelve months, we plan to satisfy our cash requirements by additional equity financing. This will be in the form of private placements of restricted common stock. There can be no assurance that we will be successful in raising additional equity financing, and, thus, be able to satisfy our cash requirements, which primarily consist of legal and accounting fees at the present time.
We presently have no cash with which to satisfy any future cash requirements. We will need a minimum of $25,000 to satisfy our cash requirements for the next 12 months. We will not be able to operate if we do not obtain equity financing. We have no current material commitments. We depend upon capital to be derived from future financing activities such as subsequent offerings of our stock.
There can be no assurance that we will be successful in raising the capital we require. Our management believes that, if this offering and the subsequent private placements are successful, we will be able to generate revenue from online retailing and achieve liquidity within the next twelve months. We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs. We do not expect the purchase or sale of plant or any significant equipment, and we do not anticipate any change in the number of our employees. We have no current material commitments. We have generated no revenue since our inception.

      Our Internet shopping mall and its associated web sites have established themselves on over 1500 Internet search engines and Internet links, including, but not limited to Yahoo, Altavista, Excite, Lycos, and Dogpile. During the next twelve months, we plan to hire a small sales force of commission salesmen to supplement our Internet sales.

      We have no current plans, preliminary or otherwise, to merge with any other entity.

      We are still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require through the sale of our common stock.


                          LEGAL PROCEEDINGS

      We are not a party to or aware of any threatened litigation of a material nature.


                            LEGAL MATTERS

      The validity of the shares offered under this prospectus is being passed upon for us by

                               EXPERTS

      The financial statements of Net-Based Media, Inc. for the period from inception on January 29, 2001 through April 30, 2001, included in this prospectus have been examined by Stan J.H. Lee, CPA, independent certified public accountant, as indicated in his report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.


                        AVAILABLE INFORMATION

      We filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Net-Based Media, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

      As of the date of this prospectus, we became subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

      Copies of our Annual, Quarterly and other Reports filed with the Commission, starting with the Quarterly Report for the first quarter ended after the date of this prospectus (due 45 days after the end of the quarter) will also be available upon request, without charge, by writing Net-Based Media, Inc., 1422 Chestnut Street, Suite #410, 4th floor, Philadelphia, PA 19102.

                         NET-BASED MEDIA, INC.
                    (A Development Stage Company)

                   INDEPENDENT AUDITOR'S REPORT and
                         FINANCIAL STATEMENTS

                            APRIL 30, 2001
                            --------------



                        NET-BASED MEDIA, INC.
                    (A Development Stage Company)

                               INDEX
                               -----

                                                                       Page(s)
                                                                       -------
Independent Auditors' Report .........................................   3

Financial Statements

  Balance Sheet, as of April 30, 2001 ................................   4

  Statement of Operations and Deficit for the period
    from January 29, 2001 (inception) through April 30, 2001 .........   5

  Statement of Stockholders' Deficit for the period
    from January 29, 2001 (inception) through April 30, 2001 .........   6

  Statement of Cash Flows for the period
    from January 29, 2001 (inception) through April 30, 2001 .........   7

  Notes to Financial Statements ......................................   8-9


                         Stan J.H. Lee, CPA
                   2182 Lemoine Avenue - Suite 200
                      Fort Lee, New Jersey 07024
                          Tel) 201-681-7475
                          Fax) 815-846-7550
                          -----------------



                 INDEPENDENT AUDITOR'S REPORT


Board of Directors and management of
NET-BASED MEDIA, INC.
Philadelphia, PA


We have audited the accompanying balance sheet of Net-Based Media, Inc. [a development stage company] at April 30, 2001 and the related statement of operations and deficit, stockholders'deficit and cash flows for the period beginning from January 29, 2001 (the date of inception) through April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Net-Based Media, Inc. [a development stage company] as of April 30, 2001 and the results of its operations and its cash flows for the period beginning from January 29, 2001 (the date of inception) through April 30, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Net-Based Media, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Net-Based Media, Inc. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ Stan J.H. Lee, CPA
-----------------------
Stan J.H. Lee, CPA

May 12, 2001
Fort Lee, NJ

                              NET-BASED MEDIA, INC.
                          [A Development Stage Company]

                                 BALANCE SHEET
                              As of April 30, 2001
                              --------------------


ASSETS
------

CURRENT ASSETS:
  Cash and cash equivalents                             $          --
                                                        -------------
             Total Current Assets                                  --
                                                        -------------
                                                        $          --
                                                        =============


LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                      $          --
                                                        -------------
        Total Current Liabilities                                  --
                                                        -------------

STOCKHOLDERS' DEFICIT:

  Preferred stock, $.001 par value,
   20,000,000 shares authorized,
   none issued and outstanding (note 7)                            --

  Common stock, $.001 par value,
   100,000,000 shares authorized,
   2,100,000 shares issued
   and outstanding (note 7)                                     2,100

  Paid-in capital                                                  --

  Deficit accumulated during the
    development stage                                          (2,100)
                                                        -------------
        Total Stockholders' Deficit                                --
                                                        -------------
                                                        $          --
                                                        =============

The accompanying notes are an integral part of this financial statement.


                              NET-BASED MEDIA, INC.
                          [A Development Stage Company]

                       STATEMENT OF OPERATIONS AND DEFICIT

                    for the period beginning January 29, 2001
                    (the date of inception) to April 30, 2001
                    -----------------------------------------


REVENUE                                                    $        --

EXPENSES

   Stock based compensation:
   -------------------------
   Organization costs - related party                           (2,100)
                                                           ------------
LOSS BEFORE INCOME TAXES                                        (2,100)

Provision for income taxes                                          --
                                                           ------------

NET LOSS                                                        (2,100)
                                                           ------------

RETAINED EARNINGS, AT BEGINNING                                     --

DEFICIT, AT END                                            $    (2,100)
                                                           ============

WEIGHTED AVERAGE COMMON SHARES                               2,100,000

LOSS PER COMMON SHARE                                      $     (0.00)
                                                           ============


The accompanying notes are an integral part of this financial statement.


                              NET-BASED MEDIA, INC.
                          [A Development Stage Company]

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                     for the period beginning January 29, 2001
                     (the date of inception) to April 30, 2001
                     -----------------------------------------

                                                                                         Deficit
                                                                                       Accumulated
                                  Preferred Stock        Common Stock                   During the
                               --------------------- ---------------------  Paid-in     Development
                                  Shares     Amount     Shares    Amount    Capital       Stage         Total
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, January 29, 2001              --  $     --          --  $     --  $      --   $       --    $       --

Shares issued to founder
  for organization cost and
  services at $0.001 per
  share at inception
  (January 29, 2001)                   --        --   2,100,000     2,100         --           --         2,100

Net loss for the period
  ended April 30, 2001                 --        --          --        --         --       (2,100)       (2,100)
                               ----------- --------- ----------- --------- ----------  -----------   -----------
BALANCE, April 30, 2001                --  $     --   2,100,000  $  2,100  $      --   $   (2,100)   $       --
                               =========== ========= =========== ========= ==========  ===========   ===========


The accompanying notes are an integral part of this financial statement.


                              NET-BASED MEDIA, INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                     for the period beginning January 29, 2001
                     (the date of inception) to April 30, 2001
                     -----------------------------------------


Cash Flows to Provided by Operating Activities:

  Net loss                                                      $     (2,100)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    issuance of stock for services                                     2,100
                                                                ------------
            Net Cash Provided (Used) by Operating Activities              --
                                                                ------------
Cash Flows Provided by Investing Activities                               --
                                                                ------------
            Net Cash Provided by Investing Activities                     --
                                                                ------------
Cash Flows Provided by Financing Activities:

Proceeds from issuance of common stock                                    --
                                                                ------------

            Net Cash Provided by Financing Activities                     --
                                                                ------------
Net Increase in Cash                                                      --

Cash at Beginning of Period                                               --
                                                                ------------
Cash at End of Period                                           $         --
                                                                ============

Supplemental Disclosures of Cash Flow Information:

  Cash paid during the period for:
   Interest                                                     $         --
   Income taxes                                                 $         --


The accompanying notes are an integral part of this financial statement.

                         NET-BASED MEDIA, INC.
                     [A Development Stage Company]

                     NOTES TO FINANCIAL STATEMENTS
                            April 30, 2001
                            --------------



NOTE 1.  GOING CONCERNS
-----------------------

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of Net-Based Media, Inc. ("Net-Based") as a going concern. However, Net-Based was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of Net-Based to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that Net-Based will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2. DESCRIPTION OF THE BUSINESS
-----------------------------------

Net-Based was incorporated under the laws of the State of Delaware on January 29, 2001. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware including, without limitation, to provide sales of goods and services on the Internet through the development of an online shopping mall web site.

Net-Based has been in the development stage since its formation on January 29, 2001. Planned principal operations have only recently commenced since then, but Net-Based has not generated any significant revenue.

NOTE 3. SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------

A. Net-Based uses the accrual method of accounting. Consequently, certain revenue and related assets are recognized when earned rather than when received, and certain expenses are recognized when the obligation is incurred or the assets consumed, rather than when paid.

B. Net-Based considers all short term, highly liquid investments that are readily convertible, within three months, to known amounts as cash equivalents. Net-Based currently has no cash equivalents.

C. Primary Loss Per Share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements.

D. Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 4. INCOME TAXES
--------------------

Net-Based has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                        NET-BASED MEDIA, INC.
                    [A Development Stage Company]

                    NOTES TO FINANCIAL STATEMENTS
                           April 30, 2001
                           --------------


Net-Based has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met.

Net-Based shares office space and telephone services from the President of Net-Based at no charge.

NOTE 5.  FISCAL YEAR END
------------------------

Net-Based's fiscal year end is December 31st.

NOTE 6.  RELATED PARTY TRANSACTIONS
-----------------------------------

Net-Based issued unregistered common stock to its President, in exchange for services as President, Secretary and Treasurer, which was based on the number, and fair value of shares issued as determined by Net-Based's Board of Directors, has been reflected as organization costs in the accompanying statements of operations. These shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and are subject to the resale provisions of Rule 144 and may not be sold or transferred without registration except in accordance with Rule 144. Certificates representing the securities bear such a legend.

NOTE 7. PREFERRED AND COMMON STOCKS ISSUED
------------------------------------------

Net-Based is authorized to issue 20,000,000 shares of preferred stock at $.001 par value with such designations, voting and other rights and preference as may be determined from time to time by the Board of Directors. Net-Based did not issue any shares of its preferred stock as of April 30, 2001.

Net-Based is authorized to issue 100,000,000 shares of common stock at $.001 par value. At the inception (January 29, 2001), Net-Based issued 2,100,000 common shares to its founder for organization cost and management services of $2,100. As of April 30, 2001, total of 2,100,000 common shares are issued and outstanding.

NOTE 8.  SUBSEQUENT EVENTS
--------------------------

Proposed Public Offering of Common Stock - Net-Based is proposing to make a public offering of 2,000,000 shares of its previously authorized but unissued common stock. Net-Based plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $0.05 per share has been arbitrarily been determined by Net-Based. The offering will be managed by Net-Based without any underwriter. Net-Based plans to have its sole officer sell the shares without any discounts or other commissions.

=====================================================================
No dealer, salesman or other person is
authorized to give any information or to make any representations other that those contained in this prospectus in connection with the offer made in this offering. If given or made, the information or representations must not be relied upon as having been authorized by Net-Based Media
Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered in this offering in any jurisdiction or to any person to whom it is unlawful to make the offer or solicitation in the jurisdiction.
Neither the delivery of this prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of Net-Based Media, Inc. since the date of this prospectus.


Until            , all dealers that effect
transactions in these securities,
whether or not participating in this
offering, may be required to deliver a
prospectus. This is in addition to the
dealers' obligation to deliver a
prospectus when acting as underwriters
and with respect to their unsold allotments or subscriptions.











                       NET-BASED MEDIA, INC.



                         2,000,000 shares








                           Common Stock






                            PROSPECTUS





                                        , 2001







=====================================================================

           PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

      The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      1. Section 145 of the Delaware General Corporation Law provides that each corporation shall have the following powers:

            (a) A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

            (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      2. The Issuer's Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Delaware General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution*

      The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

                                            Amount
                                          ----------
SEC registration fee                      $    25.00
Blue Sky fees and expenses                  3,000.00
Printing and shipping expenses              2,000.00
Legal fees and expenses                     5,000.00
Accounting fees and expenses                2,000.00
EDGAR filing expenses                       1,475.00
Transfer agent and misc. expenses           2,000.00
                                          ----------
       Total                              $15,500.00

* All expenses are estimated except the SEC filing fee.

Item 26.  Recent Sales of Unregistered Securities.

      The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

      In connection with organizing Net-Based Media, on January 29, 2001, Michael C. Tay was issued 2,100,000 shares of restricted common stock in exchange for services, the business plan of Net-Based Media, and Net-Based Media's web site and domain name. The shares were issued at $0.001 per share, which Net-Based Media believes represents the fair value of the services performed by Michael C. Tay. The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

      The purchaser listed above represented his intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

      The following exhibits are filed as part of this Registration
Statement:

 Number                     Exhibit Name
 -------           --------------------------------
  1.1              Subscription Agreement
  3.1              Articles of Incorporation
  3.2              By-Laws
  4.1              Form of Common Stock Certificate
  5.1              Opinion Regarding Legality*
 10.1              Agreement with Vstore Inc.
 23.1              Consent of Expert
 24.1              Consent of Counsel*

------------------
*To be filed by Amendment

      All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

      The undersigned registrant undertakes:

      (1) To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

            I.  To include any prospectus required by Section

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

10(a)(3) of the Securities Act of 1933;

            II. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

            III. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

                              SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Philadelphia, State of Pennsylvania, on May 14, 2001.


                                   NET-BASED MEDIA, INC.

                                   /s/ Michael C. Tay
                                   ------------------------------
                                   Michael C. Tay,
                                   President and Principal
                                   Financial Officer

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                                   /s/ Michael C. Tay
                                   ------------------------------
                                   Michael C. Tay,
                                   President, Secretary,
                                   Treasurer, Principal Financial
                                   Officer and Director

Date: May 14, 2001

                As filed with the SEC on May 14, 2001
                 SEC Registration No. _____________*




                  SECURITIES AND EXCHANGE COMMISSION



                        WASHINGTON, D.C. 20549







                               EXHIBITS

                                  TO

                        REGISTRATION STATEMENT

                             ON FORM SB-2

                                UNDER

                      THE SECURITIES ACT OF 1933








                         NET-BASED MEDIA, INC.






(Consecutively numbered pages 47 through 72 of this Registration Statement)

                          INDEX TO EXHIBITS


---------------------------------------------------------------------------
SEC REFERENCE           TITLE OF DOCUMENT             LOCATION
NUMBER
---------------------------------------------------------------------------
1.1                     Subscription Agreement        This Filing
                                                      Page 49
---------------------------------------------------------------------------
3.1                     Certificate of                This Filing
                        Incorporation                 Page 50
---------------------------------------------------------------------------
3.2                     Bylaws                        This Filing
                                                      Page 51
---------------------------------------------------------------------------
4.1                     Form of Common Stock          This Filing
                        Certificate                   Page 61
---------------------------------------------------------------------------
5.1                     Opinion Regarding             To be filed by
                        Legality                      Amendment
---------------------------------------------------------------------------
10.1                    Agreement with Vstore Inc.    This Filing
                                                      Page 63
---------------------------------------------------------------------------
23                      Consent of Stan J.H. Lee,     This Filing
                        CPA                           Page 72
---------------------------------------------------------------------------